UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                       SOUTHERN CONNECTICUT BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                       SOUTHERN CONNECTICUT BANCORP, INC.
                                215 Church Street
                          New Haven, Connecticut 06510
                                  ____________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

                           To Be Held on May 14, 2002

                             ______________________

      Notice is hereby given that the Annual Meeting of Shareholders ("2002 Annual Meeting") of Southern Connecticut Bancorp, Inc. ("Bancorp" or "Company") will be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut 06510 at 10:00 A.M. on Tuesday, May 14, 2002 for the following purposes:

      (1)   To elect three directors each for a three-year term;

      (2) To ratify the appointment of McGladrey & Pullen, LLP as independent accountants for the year ending December 31, 2002;

      (3) To amend Bancorp's Certificate of Incorporation to increase its Capital Stock and the number of authorized shares of Bancorp's Common Stock;

      (4) To approve the 2002 Stock Option Plan for directors and employees of Bancorp and The Bank of Southern Connecticut;

      (5) To amend Bancorp's Certificate of Incorporation to adopt a restriction on ownership of Bancorp's Common Stock; and

      (6) To transact such other business as properly may be brought before the 2002 Annual Meeting.

      The close of business on April 9, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the 2002 Annual Meeting and at any adjournments thereof.

      Whether or not you expect to be present at the meeting, please mark, date, sign and return the enclosed form of proxy in the stamped and addressed envelope provided. No postage is required. If you desire to vote your shares in person at the meeting, your proxy will not be voted.


                                            By Order of the Board of Directors


                                            Joseph V. Ciaburri
                                            Chairman and Chief Executive Officer

New Haven, Connecticut
April 18, 2002

                            MESSAGE FROM THE CHAIRMAN



      I am very pleased to give you a current status report of the progress made by your Bank in its first six months of operation. The growth and progress of The Bank of Southern Connecticut, the subsidiary of Southern Connecticut Bancorp, Inc, has exceeded expectations since the Bank's opening date of October 1, 2001 despite a very tough, depressed economy, and the lowest interest rate structure in the country's economy for the last forty years.

      The Bank quickly put itself into a position of being competitive in the business community by opening 127 business-oriented accounts, and 340 overall with opening deposit balances of $11,475,000. In doing so, the Bank quickly gained a local business reputation of being responsive to the needs of small to medium size businesses.

      While generating the business accounts because of service and responsiveness, your Bank was able to put on over $4,000,000 in loans during the six-month period, mainly to the business community. No loans were put on during the first two months of operation as the Bank, in a conservative and analytical posture of lending, took positive steps in setting up its credit policy so as to assure that credit quality would not be compromised.

      Most of the commercial banks de novo organized in the State of Connecticut during the past five to six years have taken some 28 to 32 months to become profitable. We anticipate becoming profitable much before then because of the present growth and income and expense trends, and our surplus of capital.

      We are also excited to inform you know that we are in the process of moving forward in opening two new branch offices. We have made application with the State of Connecticut Banking Department and the FDIC to open an office in Branford at 445 West Main Street, formerly the site of a Friendly's Ice Cream. Regulatory approvals have not yet been obtained. Soon we also plan to apply for a second branch office in the Westville/Amity section of New Haven, formerly a Taco Bell site, located at 1475 Whalley Avenue. The Whalley Office would service the Westville, Woodbridge, Orange and Bethany market area.

      As we had said prior to our opening, we are still targeting the New Haven/New London shoreline banking corridor, and we are continuing to plan in that direction.

      For those shareholders who were not able to attend our ribbon-cutting ceremony on Sunday, September 30, 2001, it was a day of both happiness and sadness. The happiness came with our "Ecumenical Opening" on Sunday afternoon with approximately 1,000 friends, family, shareholders, directors, potential customers, representatives from the state, including the Banking Department, the city and the Federal Deposit Insurance Corporation in attendance. However, there was much sadness because it followed closely, the September 11th terrorist attack. The honored guests who cut the ribbon, included the Attorney General of Connecticut, the Mayor of New Haven, officers and directors, a priest, several ministers of the congregational ministry, an African American Bishop, a female minister, and the Tribal Chief of the Manshantucket Pequot Tribal Nation, hence our "Ecumenical Opening."

      The Directors, management and staff join me in thanking the shareholders for your support, and hope that you will visit us at the Bank, and continue to assist us on our way to an exciting future.

      Thanks are in order also to our directors, organizers and staff for their hard work in putting us on our way.


                                            Joseph V. Ciaburri
                                            Chairman & Chief Executive Officer

                       SOUTHERN CONNECTICUT BANCORP, INC.
                                215 Church Street
                          New Haven, Connecticut 06510
                                  _____________

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 2001
                              _____________________

                                  INTRODUCTION

      This Proxy Statement ("Proxy Statement") is being furnished by Southern Connecticut Bancorp, Inc. ("Bancorp" or "Company") in connection with the solicitation by Bancorp's Board of Directors ("Board") of proxies from holders of Bancorp's Common Stock, $0.01 par value ("Common Stock"), to be voted at the Annual Meeting of Shareholders to be held on May 14, 2002 ("2002 Annual Meeting") and at any adjournments thereof. The 2002 Annual Meeting will take place at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut 06510. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to shareholders is April 18, 2002. In addition to solicitation by mail, directors, officers and certain management employees of Bancorp or its subsidiary, The Bank of Southern Connecticut ("Bank"), may solicit by telephone or in person, the return of signed proxies from shareholders without additional remuneration thereof. All expenses associated with the solicitation of proxies will be borne by Bancorp.

      Any proxy given by a shareholder may be revoked at any time before its exercise, and any shareholder who executes and returns a proxy and who attends the 2002 Annual Meeting may withdraw the proxy at any time before it is voted and vote his or her shares in person. A proxy may be revoked by giving notice to the Secretary of Bancorp in writing (at Bancorp's address indicated above) or in open meeting prior to the taking of a vote.

      Unless so revoked, the proxy will be voted at the 2002 Annual Meeting, and unless authorization to vote for the election of directors or for any particular nominee is withheld, the shares represented by such proxy will be voted FOR the nominees set forth in this Proxy Statement. If authorization to vote for any nominee or nominees is withheld in a proxy, the votes of the shares represented thereby will be distributed among the remaining nominees in the manner determined by the persons named in the proxy, unless contrary instructions are given. Other than for the election of directors, where a plurality of the votes cast shall suffice for election, or as otherwise required by law or regulation, the Certificate of Incorporation of Bancorp provides that all matters requiring shareholder action must be approved by shareholders by a majority of the votes cast. Any abstentions or a broker non-votes will be counted for purposes of determining whether a quorum is present but will not be counted as votes cast.

      The record date for determining shareholders entitled to notice of and to vote at the 2002 Annual Meeting and any adjournments thereof has been set as April 9, 2002 ("Record Date"). As of the Record Date, there were 966,667 shares of Common Stock outstanding and entitled to vote at the 2002 Annual Meeting. Each share of Common Stock is entitled to one vote multiplied by the number of directors to be elected with respect to the election of directors and to one vote on each other matter submitted to the 2002 Annual Meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information concerning the security ownership of the nominees for election to the Board described in this Proxy Statement. (The nominees will be Class I directors. Messrs. de Lugo and Spadaro currently are serving as a Class I directors of Bancorp and directors of the Bank.)

Name and Address of                 Amount and Nature of Beneficial
Beneficial Owner                               Ownership                        Percent of Class
----------------                               ---------                        ----------------
Carl R. Borrelli                                  23,185                               2.4%
All Brite Electric, Inc.
4 Industry Drive Ext.
P.O. Box 26004
New Haven, CT 06516

Juan Jose Alvarez de Lugo                         42,499 1                             4.4%
20 Huntington Drive
Branford, CT 06405

Alphonse F. Spadaro, Jr.                          15,835                               1.6%
Managing Partner
Levitsky & Berney, PC
100 Bradley Road
Woodbridge, CT 06525

      The following table sets forth certain information concerning the security ownership of Bancorp's (other than the nominees described above) and the Bank's directors and named executive officers:

Name and Address of                 Amount and Nature of Beneficial
Beneficial Owner                               Ownership                        Percent of Class
----------------                               ---------                        ----------------
Bancorp Directors (All Bancorp directors are also directors of the Bank)
Class II (Expires 2003)

G. Leon Jacobs,                                         3,000                             0.3%
Tribal Manager, Mashantucket
Pequot Tribal Nation
Director of Bancorp and the Bank
198 Masons Island Road
Mystic, CT 06355

Joshua H. Sandman,                                     10,750                             1.11%
Director of Bancorp and the Bank
Vice President
Deitsch Plastic Co., Inc.
14 Farwell Street
P.O. Box 26005
West Haven, CT 06516

__________
      1 Mr. Alvarez de Lugo is consummating a transaction pursuant to which a corporation of which he is a principal will own 42,499 shares of Bancorp Common Stock currently owned by Mr. Alvarez de Lugo's father-in-law, Henrique Salas-Romer.

Name and Address of                 Amount and Nature of Beneficial
Beneficial Owner                               Ownership                        Percent of Class
----------------                               ---------                        ----------------
Class III (Expires 2004)

Joseph V. Ciaburri,                                    26,000                             2.7%
Chairman and Chief Executive Officer
and Director of Bancorp and the Bank
Southern Connecticut Bancorp, Inc.
215 Church Street
New Haven, CT 06510

Elmer F. Laydon, Vice Chairman and                     64,584                             6.7%
Director of Bancorp and
Director of the Bank
President
Laydon Construction
69 Wheeler Street
New Haven, CT 06512

Bank Directors
--------------

James S. Brownstein, Esq.,                              4,000                             0.4%
Kantrovitz & Brownstein
1 Bradley Road, Suite 305
P.O. Box 3557
Woodbridge, CT 06525

Gary D. Mullin, President and Chief                     4,000                             0.4%
Operating Officer of the Bank
The Bank of Southern Connecticut
215 Church Street
New Haven, CT 06510

Janette J. Parker,                                       600                              0.1%
13 Hughes Place
New Haven, CT 06511

W. Martyn Philpot, Jr., Esq.,                           3,333                             0.3%
409 Orange Street
New Haven, CT 06511

Alfred J. Ranieri, Jr., MD,                            22,500                             2.3%
1455 Chapel Street
New Haven, CT 06511

J. Daniel Sagarin, Esq.,                                7,311                             0.8%
Hurwitz & Sagarin
147 North Broad Street
P.O. Box 112
Milford, CT 06460

All directors and executive officers as a              227,697                           23.6%
group

      The following table sets forth certain information concerning those persons who own five percent or more of Bancorp's Common Stock:

Name and Address of                      Amount and Nature of Beneficial
Beneficial Owner                                   Ownership                         Percent of Class
----------------                                   ---------                         ----------------
Saugatuck Partners, L.P. and certain                 78,200                               8.1%
affiliates 2
1 Gorham Island
Westport, CT 06880

Elmer F. Laydon                                      64,584                               6.7%
President
Laydon Construction
69 Wheeler Street
New Haven, CT 06512

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

Nominees

      Three directors are to be elected at the 2002 Annual Meeting. The Board is divided into three classes, designated as Class I, Class II and Class III, with each class containing approximately the same percentage of the total, as near as may be. The term of office of one class of directors expires at each annual meeting of Bancorp's shareholders. Directors serve for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office, death or disability. The initial term of office of Class I directors shall expire at the 2002 Annual Meeting; that of Class II directors at the annual meeting of shareholders in 2003; and that of Class III directors shall expire at the annual meeting of shareholders in 2004. A plurality of votes shall suffice for the election of directors. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. Director nominees de Lugo and Spadaro currently are directors of Bancorp, and nominee Borrelli currently is a director of the Bank. Each of the Bancorp directors also serves as a director of the Bank.

      The persons named in the form of proxy to represent shareholders at the 2002 Annual Meeting are Alphonse F. Spadaro, Jr. and Janette J. Parker. It is the intention of the persons named in the proxy to vote FOR the election of the nominees named herein unless authority to vote is withheld with respect to one or more nominees. In the event that any nominee for director should become unavailable for election for any reason, the persons named in the proxy will consult with Bancorp's management and use their discretion in deciding whether and how to vote the shares represented by such proxies.

__________
      2 The following Saugatuck affiliates are listed as owning Bancorp Common
Stock: Saugatuck Asset Management, LLC; Saugatuck Management Company, L.P.; and Richard J. Galley, with respect to the shares of Common Stock directly owned by Saugatuck Partners, L.P. and Saugatuck International, Ltd.

                              NOMINEES FOR ELECTION
                            (TO BE CLASS I DIRECTORS)


   Name                       Age   Position And Offices With Bancorp or the Bank and     Director
   ----                       ---   ------------------------------------------------      --------
                                    Principal Occupation and Employment During the          Since
                                    ----------------------------------------------          -----
                                    Past Five Years
                                    ---------------

   Carl R. Borrelli           65    Director of the Bank; Treasurer, All Brite              2000
                                    Electric, Inc.

   Juan Jose Alvarez de       42    Director of Bancorp and the Bank; Director, Arquin      2001
   Lugo                             Decoraciones

   Alphonse F. Spadaro, Jr.   60    Director of Bancorp and the Bank; managing partner      2001
                                    of Levitsky & Berney, P.C. (public accounting
                                    firm)

                         DIRECTORS CONTINUING IN OFFICE

                                    Position And Offices With Bancorp or the Bank and
                                    -------------------------------------------------
                                    Principal Occupation and Employment During the        Director
                                    ----------------------------------------------        --------
             Name             Age   Past Five Years                                         Since
             ----             ---   ---------------                                         -----
   Class II
   --------

   G. Leon Jacobs             62    Director of Bancorp and the Bank; Tribal           2001. To serve
                                    Manager, Mashantucket Pequot Tribal Nation           until 2003.

   Joshua H. Sandman          58    Director of Bancorp and the Bank; Vice President,  2000. To serve
                                    Deitsch Plastics (plastic fabricating) and           until 2003.
                                    Professor, University of New Haven; former
                                    Director of The Bank of New Haven

   Class III
   ---------

   Joseph V. Ciaburri         72    Chairman and Chief Executive Officer and a         2000. To serve
                                    director of Bancorp and the Bank; involved in         until 2004.
                                    organization of the Bank since 1999; Director
                                    of Development of Southern Connecticut State
                                    University from July 1993 to August 1999; Mr.
                                    Ciaburri was employed in commercial banking in
                                    the New Haven area for over forty years,
                                    including as President and Chief Executive
                                    Officer of two area banks for a total of 15
                                    years

   Elmer F. Laydon            65    Director and Vice Chairman of Bancorp and          2000. To serve
                                    the Bank; President, Laydon Construction Co.          until 2004.
                                    (building contractor); former Chairman
                                    of the Board of Directors of Shoreline
                                    Bank and Trust Company

                         NON-DIRECTOR EXECUTIVE OFFICERS

                                    Position And Offices With Bancorp or the Bank and Principal Occupation
                                    ----------------------------------------------------------------------
                                    and Employment During the Past Five Years
                                    -----------------------------------------
             Name             Age
             ----             ---

   Gary D. Mullin             50    President, Chief Operating Officer and a director of the Bank;
                                    co-founder and President of Business Lenders, LLC from 1994 to
                                    2001; employed in commercial banking for over 24 years

   Paul V. Erwin              56    Senior Vice President and Chief Financial Officer of Bancorp and
                                    the Bank; owner of CVA Associates (consultants to financial institutions) from 1997 to 2001; Vice President and Chief Financial
                                    Officer of Birmingham Utilities, Inc. (water supply company from
                                    1993 to 1997); employed as chief financial officer or controller in commercial banking for 11 years

Meetings and Committees of the Board

      Bancorp has established standing nominating, audit and compensation committees of the Board. The functions of the Nominating Committee include recommending qualified candidates for director positions and evaluating the performance of directors. The members of the Nominating Committee are Joseph V. Ciaburri (Chair), Elmer F. Laydon and Joshua H. Sandman. The Nominating Committee did not meet in 2001 and its functions were assumed and performed by the full Board during this period. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as directors of Bancorp.

      Bancorp's Audit Committee oversees all internal and external audit and compliance functions. Both the internal auditor and the external auditor report directly to the Audit Committee. In performing its functions, the Audit Committee coordinates its activities with those of the Audit Committee of the Bank. The current members of Bancorp's Audit Committee are Alphonse F. Spadaro, Jr. (Chair), Elmer F. Laydon and Joshua H. Sandman. The Audit Committee met twice during 2001. The Audit Committee has adopted a written charter, which is attached hereto as Appendix A.

      Bancorp's Compensation Committee is responsible for determining the compensation, including salaries, bonuses and other benefits, for the Bank's senior management. The Compensation Committee is also responsible for determining compensation and benefits policies for the Bank. The current members of the Compensation Committee of the Bank are Elmer F. Laydon (Chair), Alfred J. Ranieri, Jr. and Joshua Sandman. The Compensation Committee met twice in 2001.

      The Board met fourteen (14) times in 2001. Director Nominee Alvarez de Lugo and Director Jacobs attended fewer than seventy-five percent (75%) of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he served (during the periods that each has served as a Director). The Board elects the directors of the Bank following Bancorp's annual meeting.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bancorp's officers and directors, and persons who own more than ten percent (10%) of Bancorp's Common Stock, to file reports of ownership and changes in ownership of Bancorp's Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) beneficial owners are required by applicable regulations to furnish Bancorp with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to Bancorp, and written representations from certain reporting persons that no Forms 5 were required, no reporting person failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                   Annual Compensation Awards            Compensation
          Name and               Year                                  Other Annual          Stock
     Principal Position          Ended       Salary ($)   Bonus ($)  Compensation ($)     Options (#)
     ------------------          -----       ----------   ---------  ----------------     -----------
     Joseph V. Ciaburri         2001          89,246 1       -           42,029 2            50,000
     Chairman, CEO and          2000               -         -           27,336 3                 -
     Director of Bancorp
     and the Bank

     Gary D. Mullin, Director   2001          70,666 4       -           18,058 5            20,000
     President and COO          2000               -         -                -                   -
     of the Bank

     Paul V. Erwin              2001          50,000 6       -                -               5,000
     Senior Vice President      2000               -         -                -                   -
     and CFO of Bancorp
     and the Bank

__________
      1 Represents Mr. Ciaburri's salary from May 2001 through December 2001.
      2 The amount includes $33,332 paid to Mr. Ciaburri for consulting fees, at two-thirds salary, prior to the commencement of operations, $6,384 for his automobile lease payments and property taxes and insurance for his vehicle, and $2,313 for club dues.
      3 The amount includes $24,999 paid to Mr. Ciaburri for consulting fees, at two-thirds salary, prior to the commencement of operations, and $2,337 paid for club dues.
      4 Represents Mr. Mullin's salary from May 2001 through December 2001.
      5 Represents consulting fees paid to Mr. Mullin, at two-thirds salary, prior to the commencement of operations.
      6 Represents Mr. Erwin's salary from June 2001 through December 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                             Number of          Percent of Total
                             Securities        Options Granted to
                        Underlying Options         Employees          Exercise or Base
Name                            (#)             in Fiscal Year          Price  ($/Sh)        Expiration Date
----                            ---             --------------          -----  ------        ---------------

Joseph V. Ciaburri             50,000                 64%                $12.00/Sh           July 26, 2011

Gary D. Mullin                 20,000                 26%                $12.00/Sh           July 26, 2011

Paul V. Erwin                  5,000                   6%                $12.00/Sh           July 26, 2011


Employment and Change in Control Agreements

      Bancorp and the Bank have entered into an employment agreement with Mr. Ciaburri to serve as Chairman and Chief Executive Officer of Bancorp and the Bank. The agreement has an initial term of five years commencing on the opening of the Bank, but the employment agreement may be terminated by the Bank at the end of four years upon six months' notice. At the end of the initial five-year term and at the end of each extension, the remaining term is extended for an additional one-year term unless either party gives the other six months' notice of intent not to extend. Mr. Ciaburri receives an annual base salary of $150,000, with annual adjustments based on changes in the consumer price index, and an annual bonus as determined by the Board. Mr. Ciaburri is also entitled to such bonuses and raises as the Board may determine. The Bank also pays for Mr. Ciaburri's life insurance. Mr. Ciaburri also received options to purchase 50,000 shares of Common Stock of Bancorp. Upon the termination of Mr. Ciaburri's employment (other than termination for cause (as defined)), Mr. Ciaburri will continue to serve as a director of Bancorp and the Bank with the title "Chairman Emeritus" and as a consultant for a period of one year. Mr. Ciaburri will receive a consulting fee of $60,000 plus supplemental health insurance during the consulting period.

      If Mr. Ciaburri terminates his employment because his job responsibilities are significantly reduced or because he is required to relocate outside of New Haven or Fairfield counties or if his employment is terminated by Bancorp and the Bank other than for cause (as defined) or his death or total disability, Mr. Ciaburri will be entitled to continue to receive his then current base salary for the balance of the term as then in effect. If Mr. Ciaburri's position as Chairman of the Board and Chief Executive Officer ends or his responsibilities are substantially reduced as a result of a business combination (as defined), Mr. Ciaburri also would be entitled to receive a lump sum payment equal to three times his then current base annual compensation.

      The Bank has entered into an employment agreement with Gary D. Mullin to serve as President and Chief Operating Officer of the Bank. The agreement has a term of three years commencing on the opening of the Bank. Mr. Mullin receives an annual base salary of $130,000, with such annual adjustments and merit bonuses as are determined by the Board. The Bank also pays for Mr. Mullin's medical and life insurance. Mr. Mullin also received options to purchase 20,000 shares of Bancorp Common Stock.

      The 2001 Stock Option Plan

      Bancorp adopted the 2001 Stock Option Plan (the "Option Plan"). Under the Option Plan, an aggregate of 90,000 shares of Bancorp's Common Stock was reserved for issuance upon the exercise of options granted under the Option Plan. The Compensation Committee of the Board administers the Option Plan. The Board has voted to terminate the Option Plan, except for outstanding options previously granted under that Option Plan, effective as of May 15, 2002, subject to approval of the 2002 Plan (described in Proposal 4 of this Proxy Statement) by Bancorp's shareholders.

      Warrant Plans

      Bancorp has adopted a 2001 Warrant Plan and 2001 Supplemental Warrant Plan (collectively, "Warrant Plans"). The Warrant Plans have been approved by the Board in order to recognize the various contributions made by the directors and organizers in organizing and leading Bancorp and the Bank. An aggregate of 60,000 and 40,000 shares of Bancorp's Common Stock was reserved for issuance under the 2001 Warrant Plan and the 2001 Supplemental Warrant Plan, respectively. Several directors of Bancorp and the Bank, but none of Bancorp's named executive officers, have been awarded warrants pursuant to the Warrant Plans.

      Director Compensation

      Initially, no director of Bancorp who is not also an employee of Bancorp or the Bank has received compensation for serving as a director of Bancorp or as a member of any committee of its board.

                          REPORT BY THE AUDIT COMMITTEE

      The Board, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the NASDAQ Stock Market, Inc.

      In performing its function, the Audit Committee has:

      o reviewed and discussed the audited financial statements of Bancorp as of and for the year ended December 31, 2001 with management and with McGladrey & Pullen, LLP, Bancorp's independent auditors for 2001;

      o discussed with Bancorp's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 90 (Communication with Audit Committees), as currently in effect; and

      o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to Bancorp is compatible with maintaining the accountants' independence and has discussed with McGladrey & Pullen, LLP their independence.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board that Bancorp's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC.

                            THE 2001 AUDIT COMMITTEE

                        Alphonse F. Spadaro, Jr. (Chair)
                                 Elmer F. Laydon
                                Joshua H. Sandman


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In the normal course of business, the Bank may grant loans to executive officers, directors and members of their immediate families, as defined, and to entities in which these individuals have more than ten percent (10%) equity ownership. Such loans are to be made in the ordinary course of business of the Bank at substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with other persons and are not to involve more than the normal risk of collectibility or present other unfavorable features. There were no loans to related parties outstanding as of December 31, 2001.

      Included in professional services for the year ended December 31, 2001 and the period from inception through December 31, 2000 are approximately $46,500 and $74,400, respectively, in legal fees incurred for services provided by law firms, the principals of which are directors of the Bank. Included in consulting fees for the year ended December 31, 2001 and the period from inception through December 31, 2000 are $31,900 and $41,100 respectively, in consulting fees and expenses paid to Ciaburri Bank Strategies, a company the principal of which is related to Bancorp's Chairman and Chief Executive Officer.

      In addition, during 2001, Bancorp paid approximately $52,000 to All Brite Electric, Inc., a principal of which is a Bank director, Carl R. Borrelli, for electrical work during renovation to Bancorp's and the Bank's facilities located at 215 Church Street, New Haven, Connecticut.

      Bancorp also has entered into two five-year sublease agreements for excess office space in its premises with Ciaburri and Company, and Laydon and Company, LLC, the principals of which are related to Bancorp's Chairman and Chief Executive Officer and Bancorp's Vice Chairman.


                                   PROPOSAL 2.
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board has selected its current independent accountants, McGladrey & Pullen, LLP, to audit the books, records and accounts of Bancorp for the year ending December 31, 2002. In accordance with a resolution of the Board, this selection is being presented to the shareholders for ratification at the 2002 Annual Meeting.

      The firm of McGladrey & Pullen, LLP has served as Bancorp's independent accountants since its organization and is considered to be well-qualified. Bancorp has been advised by McGladrey & Pullen, LLP that it has no direct financial interest nor any material indirect financial interest in Bancorp other than that arising from the firm's employment as independent accountants.

      If the shareholders do not ratify the selection of McGladrey & Pullen, LLP, the selection of independent accountants will be reconsidered by the Board.

      Representatives of McGladrey & Pullen, LLP will be present at the 2002 Annual Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions which may be asked by shareholders.

      McGladrey & Pullen, LLP performs both audit and non-audit professional services for and on behalf of Bancorp. During 2001, the audit services included an audit of the consolidated financial statements of Bancorp and a review of certain filings with the SEC. All professional services rendered by McGladrey & Pullen, LLP during 2001 were furnished at customary rates and terms.

      The following table sets forth information regarding the aggregate fees for services rendered by McGladrey & Pullen, LLP for the fiscal year ended December 31, 2001:

         Audit Fees                                                             $51,375
                                                                                =======

         Financial Information Systems Design and Implementation Fees           $     0
                                                                                =======

         All Other Fees
         Primarily Registration Statement and Tax Return Preparation            $66,044
                                                                                =======

         THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL 3.
      AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK OF BANCORP.

      On April 9, 2002, the Board unanimously adopted a resolution to amend
ARTICLE VI of the Certificate of Incorporation of Bancorp. The amended ARTICLE VI, set forth below, would increase the total authorized shares of capital stock of Bancorp from 3,000,000 to 5,500,000 and would increase the number of authorized shares of Common Stock from 2,500,000 shares to 5,000,000 shares. In accordance with Connecticut law, the proposed amendment also must be approved by the holders of a majority of the outstanding shares entitled to vote thereon.

      The following resolution sets forth the amendment to ARTICLE VI, as adopted by the Board:

      RESOLVED FURTHER: That the provisions of ARTICLE VI of the Certificate of Incorporation of the Company shall be amended, subject to approval by a majority of the shareholders, to increase the total authorized amount of capital stock of the Company from 3,000,000 shares to 5,500,000 shares and to increase the authorized number of shares of Common Stock from 2,500,000 to 5,000,000, to read as follows:

                                   ARTICLE VI
                                   ----------
                                  CAPITAL STOCK
                                  -------------

      The total authorized amount of capital stock of this Corporation shall be five million five hundred thousand (5,500,000) shares, of which five million (5,000,000) shares shall be common stock, par value $0.01 per share and of which five hundred thousand (500,000) shares shall be preferred stock. The Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights, or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class. The capital stock of this Corporation may be increased or decreased from time to time, in accordance with the provisions of the laws of the State of Connecticut.

      No holder of shares of the capital stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

      The Corporation may, at any time and from time to time, authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

      The Board believes that this amendment to the Certificate of Incorporation is desirable to provide Bancorp with additional flexibility to raise new equity capital. As of April 9, 2002, of the 2,500,000 shares of Common Stock authorized, approximately 966,667 shares were outstanding. Accordingly, as of such date, there were approximately 1,533,333 shares of Common Stock available for issuance.

      While Bancorp has no existing plans for the issuance or sale of any shares of Common Stock of Bancorp, the Board believes that additional flexibility is desirable in order to permit the Board with additional authority to issue shares of the Common Stock of Bancorp without needing to call for a meeting of the shareholders of Bancorp to approve the increase in the number of authorized shares.

      Purposes for which Bancorp might seek to issue additional shares in the future include providing additional capital to the Bank for possible expansion of the Bank's business or branch office locations or for the establishment or acquisition of additional companies by Bancorp. For example, Bancorp may seek to establish or acquire additional subsidiaries engaged in banking and financial services activities such as mortgage brokerage or insurance agency activities. Additionally, Bancorp could seek to establish or acquire one or more additional banking subsidiaries.

      THIS AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BANCORP MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF BANCORP'S SHARES ENTITLED TO VOTE THEREON. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


                                   PROPOSAL 4.
                     APPROVAL OF THE 2002 STOCK OPTION PLAN

      On April 9, 2002, the Board approved the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan (the "2002 Plan"), a copy of which is attached as Appendix B to this Proxy Statement. The Board also voted to terminate the Southern Connecticut Bancorp, Inc. 2001 Stock Option Plan, except for outstanding options previously granted under that Option Plan, effective as of May 15, 2002, subject to approval of the 2002 Plan by Bancorp's shareholders. The Board recommends approval by the shareholders of the 2002 Plan.

      The purpose of the 2002 Plan is to attract and retain the continued services of employees and directors of Bancorp and the Bank, encourage employees and directors to obtain or increase their stock ownership in Bancorp, and provide incentive compensation programs competitive with those of other similarly situated companies. A summary of the principal features of the 2002 Plan is set forth below. The following summary is general in nature and is qualified in all respects by reference to the full text of the 2002 Plan.

      An aggregate of 250,000 shares of Bancorp's Common Stock are reserved for issuance upon the exercise of both incentive stock options and nonqualified stock options granted Bancorp under the 2002 Plan. All employees and directors of Bancorp or any subsidiary of Bancorp, including the Bank, are eligible to receive options under the 2002 Plan. The exercise price for each share covered by an option may not be less than the fair market value of a share of Bancorp's common stock on the date of grant. For incentive options granted to a person who owns more than 10% of the combined voting power of Bancorp or any subsidiary (a "10% shareholder"), the exercise price cannot be less than 110% of the fair market value on the date of grant.

      Options under the 2002 Plan will have a term of 10 years unless otherwise determined at the time of grant, except that incentive options granted to any 10% shareholder will have a term of five years unless a shorter term is fixed. Unless otherwise fixed at the time of grant, 40% of the options will become exercisable one year from the date of grant, 30% of the options will become exercisable two years from the date of grant, and 30% of the options will become exercisable three years from the date of grant.

      Bancorp's and the Bank's executive officers and directors, including the nominees for election to the Board described in this Proxy Statement, could be awarded options pursuant to the 2002 Plan.

      ADOPTION OF THE 2002 PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF BANCORP'S SHARES ENTITLED TO VOTE THEREON. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 2002 PLAN.

                                   PROPOSAL 5.
      AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ADOPT A RESTRICTION ON OWNERSHIP OF THE STOCK OF BANCORP.

      On April 9, 2002, the Board unanimously adopted a resolution to add a new
ARTICLE VII to the Certificate of Incorporation of Bancorp. The new ARTICLE VII, set forth below, would prohibit any person, or group of persons acting in concert, from acquiring or offering to acquire 10% or more of any class of the issued and outstanding stock of Bancorp unless (i) such acquisition has been approved by two-thirds of the Board or two-thirds of the shareholders of Bancorp and (ii) all required federal and state regulatory approvals have been obtained. In accordance with Connecticut law, the proposed amendment also must be approved by the holders of a majority of the outstanding shares entitled to vote thereon.

      The following resolution sets forth the adoption of a new ARTICLE VII, as adopted by the Board:

      RESOLVED FURTHER: That a new Article VII to the Certificate of Incorporation of the Company shall be adopted, subject to approval by a majority of the shareholders, to prohibit any person, or group of persons acting in concert, from acquiring or offering to acquire 10% or more of any class of the issued and outstanding stock of the Company unless (i) such acquisition has been approved prior to its consummation by at least two-thirds of the Board of Directors or by at least two-thirds of the shareholders, and (ii) all required federal and state regulatory approvals have been obtained, to read as follows:

                                   ARTICLE VII
                                   -----------
                  PRIOR APPROVAL FOR CERTAIN STOCK ACQUISITIONS
                  ---------------------------------------------

            No person, acting singly or together with any affiliates, associates or group of persons acting in concert with such person, shall acquire or offer to acquire ten percent or more of any class of the issued and outstanding stock of the Corporation ("Stock"), unless (i) such acquisition has been approved prior to its consummation by the affirmative vote of at least two-thirds of the Board of Directors or of the holders of at least two-thirds of the outstanding Stock entitled to vote at a duly constituted meeting of shareholders called for such purpose, and (ii) all federal and state regulatory approvals required under the Change in Bank Control Act of 1978 (the "Change in Control Act"), the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and any similar Connecticut law (including but not limited to The Connecticut Bank Holding Company and Bank Acquisition Act) and in the manner provided by all applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve Board (the "FRB") and the Connecticut Banking Commissioner have been obtained (or, as applicable with regard to each such agency, any required filings with such regulatory agency have been made in a timely fashion and the action or proposed action set forth in such filings has not been disapproved within the applicable time period).

            All shares of Stock owned by any person violating the foregoing provisions of this Article VII shall be considered from and after the date of their acquisition by such person to be "excess shares" to the extent such shares exceed ten percent of the Stock issued and outstanding. Such excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action, and the Board of Directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds from such sale.

            The term "person" shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a government or political subdivision thereof, syndicate, or other entity. The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the Stock for a common purpose, pursuant to any contract, understanding, relationship, agreement, or other arrangement, whether written or otherwise. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

      Bancorp is a bank holding company subject to the provisions of the Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978. The Bank is a Connecticut state-chartered bank subject to the provisions of the Connecticut banking laws. Under these federal and state laws, no person, or group of persons acting in concert, may acquire 10% or more of any class of voting shares of Bancorp without first obtaining the prior approval of the Federal Reserve Board and the Connecticut Banking Commissioner. The proposed amendment to Bancorp's Certificate of Incorporation would require that any person, or group of persons acting in concert, seeking to acquire 10% or more of any class of the issued and outstanding stock of Bancorp also obtain the prior approval of either two-thirds of the Board or two-thirds of the shareholders of Bancorp.

      This provision is designed to ensure that all of Bancorp's shareholders receive fair and equal treatment in the event of any proposed takeover of Bancorp and to guard against partial tender offers or other tactics to gain control of Bancorp without paying all shareholders a fair price for their investment in Bancorp. This provision is intended to enable all shareholders of Bancorp to realize the long-term value of their investment in Bancorp. This provision does not prevent a takeover of Bancorp, but encourages anyone seeking to acquire Bancorp to negotiate with the Board prior to attempting a takeover. This provision is not being proposed in response to any known effort to acquire Bancorp.

      Assuming approval of this amendment by the shareholders, the current ARTICLES VII to IX of the Bancorp's Certificate of Incorporation will be redesignated as ARTICLES VIII to X, respectively.

      THIS AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BANCORP MUST BE APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF BANCORP'S SHARES ENTITLED TO VOTE THEREON. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                           SHAREHOLDER NOMINATIONS AND
                        PROPOSALS FOR 2002 ANNUAL MEETING

      Shareholders entitled to vote for the election of directors at the 2003 Annual Meeting may make nominations of individuals for election to the Board. Such nominations shall be made in writing and shall be delivered or mailed and received by the Secretary of Bancorp not less than 60 nor more than 90 calendar days prior to such Annual Meeting, which is expected to be held on May 20, 2003.

      Such written nominations shall contain the following information, to the extent known to the nominating shareholder: (1) the name, age, business and residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the total number of shares of Common Stock of Bancorp that are beneficially owned by each proposed nominee; (4) the name and address of the nominating shareholder; (5) the total number of shares of Common Stock of Bancorp owned by the nominating shareholder; (6) a representation that the shareholder is a holder of record of stock of Bancorp entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (7) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders. Nominations by beneficial owners of Bancorp Common Stock who are not record holders must be accompanied by evidence satisfactory to the Secretary of Bancorp showing that such nominating persons are entitled to act with respect to such shares. Nominations that are not made in accordance with these procedures may be disregarded by the Chairperson of the meeting, in his or her discretion, and upon his or her instructions, the vote tellers may disregard all votes cast for such nominee.

         Any proposal intended to be presented by a shareholder at the 2003 Annual Meeting which is not a nomination to the Board must be presented to Bancorp in writing, and must be delivered to the Secretary of Bancorp not less than 60 nor more than 90 calendar days prior to the 2003 Annual Meeting, which is expected to be held on May 20, 2003. Such notice shall include: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the 2003 Annual Meeting; (2) the name and address, as they appear on Bancorp's records, of the shareholder proposing such business; (3) the number of shares of Common Stock which are beneficially owned by the shareholder; and (4) any material interest of the shareholder in such business.

      Shareholder proposals for inclusion in the 2003 Proxy Statement and form of proxy for the 2003 Annual Meeting must be received by the Secretary of Bancorp on or before December 19, 2002.

      Nominations and proposals should be addressed to Rosemarie A. Romano, Secretary, Southern Connecticut Bancorp, Inc., 215 Church Street, New Haven, Connecticut 06510. It is suggested that such nominations and proposals be sent by Certified Mail-Return Receipt Requested.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board knows of no other matters to be voted upon at the 2002 Annual Meeting. Because Bancorp did not receive advance notice of any shareholder proposal in accordance with the time limit specified in Rule 14a-4(c) under the Exchange Act, it will have discretionary authority to vote on any shareholder proposal presented at the 2002 Annual Meeting. If any other matters properly come before the 2002 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

      BANCORP IS MAILING TO EACH PERSON ENTITLED TO VOTE AT THE 2002 ANNUAL MEETING A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND EXHIBITS THERETO, ALONG WITH THIS PROXY STATEMENT AND THE ENCLOSED PROXY, ON OR ABOUT APRIL 18, 2002.

                                            By Order of the Board of Directors





                                            Joseph V. Ciaburri
                                            Chairman and Chief Executive Officer
New Haven, Connecticut
April 18, 2001

                                                                      APPENDIX A

                       SOUTHERN CONNECTICUT BANCORP, INC.

                             AUDIT COMMITTEE CHARTER

Composition

The Audit Committee shall be comprised of at least three Directors who are appointed by the Board, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Security Dealers, Inc., and the Federal Deposit Insurance Act, as such requirements are interpreted by the Board of Directors in its business judgment. The Board shall determine, at least annually, the eligibility of all Committee members. At least one member of the Committee shall have a background, or work permanently in the field of accounting.

Objective

The Committee shall assist the Board in monitoring (i) the effectiveness of the Corporation's system of internal controls, (ii) the integrity of the consolidated financial statements of the Corporation, and (iii) the compliance by the Corporation with legal and regulatory requirements.

The Committee recognizes that it is the responsibility of management and the independent accountant, and the Committee, to plan and conduct audits and to determine that the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Further, it is the responsibility of the Committee to conduct investigations, to resolve any disagreements between management and the independent accountant or to assure compliance with applicable laws and regulations and the Corporation's internal policies and procedures.

Duties

The Audit Committee shall review the scope of the proposed internal audit, external audit, and credit review activities and review the actual coverage of those audit activities. The Committee shall review annually with management, the independent accountant, and the General Auditor the contents and conclusions of the audited financial statements.

More specifically, the Committee shall:

1. Recommend for approval by the Board of Directors and ratification by the stockholders, a qualified firm of independent public accountants. The independent accountant is to be ultimately accountable to the Committee and the Board.

2. Discuss with management and the independent accountant, the audited financial statements and the results of the independent accountant's annual examination with particular emphasis on:

     a) Significant accounting policies and audit conclusions regarding accounting estimates, including the nature of any significant changes, adjustments, reclassifications, or disclosures proposed by the external auditor;

     b) The impact of any new or proposed changes in accounting principles or practices;

     c) The independent accountant's judgments concerning the quality of the Corporation's accounting principles and underlying estimates in its financial statements; and

     d) Any significant disagreements between the independent accountant and management, including any restrictions placed on the scope of the auditor's examination and the nature of any significant unresolved accounting or auditing problems encountered during the examination.

3. Based upon review and discussion with management and the independent accountant, recommend to the Board of Directors that the audited financial statements be included in the Corporation's annual Form 10-K.

4. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

5. Review with management, the independent accountant and the General Auditor the basis for the annual report filed under Section 36 of the Federal Deposit Insurance Act, which includes (i) audited financial statements;
     (ii) reports by management stating management's responsibility for preparing financial statements, maintaining adequate internal controls and procedures, and complying with laws and regulations regarding safety and soundness; and (iii) the independent accountant's attestation report on management's report concerning responsibility for internal controls.

6. Review and discuss with management and the independent accountant quarterly financial results prior to the public announcement of such results.

7. Receive and review periodic disclosures from the independent accountant concerning their independence to satisfy itself as to the independent accountant's independence and, if deemed advisable, recommend that the Board take appropriate action.

8. Review the scope and approve the fees to be paid to the independent accountant for the annual audit of the Corporation's consolidated financial statements.

9. Discuss with management the results of examination activities of the Audit and Credit Review staffs, and determine that significant matters disclosed during such activities as well as material weaknesses and reportable conditions reported by the independent accountant are satisfactorily addressed by management.

10. Review the scope and content of examinations of the Corporation performed by the examination forces of the Federal Reserve Board and other regulatory agencies and report their conclusions to the Board of Directors, including comments as to the suitability of necessary corrective action taken and to the response made to the regulators.

11. Periodically review with management and the Corporation's General Counsel the nature and status of significant legal matters.

12. Annually review and approve the Bank Protection Act Program, Bank Secrecy Act Program, Contingency Planning Program and the Consumer Compliance Program.

13.  Approve the appointment of the Corporation's General Auditor.

14. Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval.

15. Review any other items that are brought to the attention of the Audit Committee.


The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee shall determine, in its business judgment, that any such consultants have no relationship to the Corporation that would interfere with the exercise of their independent judgment.

Meetings

The Committee shall meet with representatives of the independent accountant, the General Auditor, the Chief Financial Officer, the Principal Financial Executive, and with other members of management at the request of the Audit Committee, and with any regulatory examiners as deemed appropriate. The Committee shall be free to talk directly and independently with any members of management appropriate to carrying out its responsibilities.


Adopted:  September 17, 2001

                                                                      APPENDIX B

                       SOUTHERN CONNECTICUT BANCORP, INC.

                             2002 STOCK OPTION PLAN


                  Southern Connecticut Bancorp, Inc., a corporation organized and existing under the laws of the State of Connecticut (the "Company"), wishes to attract employees and directors to the Company and its subsidiaries, induce employees and directors to remain with the Company and its subsidiaries, and encourage them to increase their efforts to make the Company's and its subsidiaries' business more successful. In furtherance thereof, the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan is designed to provide equity-based incentives to employees and directors of the Company and its subsidiaries.

                  1. Definitions.

                  Whenever used herein, the following terms shall have the meanings set forth below:

                  "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Optionee of an Option, as provided in Section 4.

                  "Board" means the Board of Directors of the Company.

                  "Cause" means, unless otherwise provided in the Optionee's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company,
(iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or involving fraud, misappropriation or embezzlement, (iv) a material breach of the Optionee's employment agreement (if any) with the Company, (v) engagement in misconduct, neglect, fraud, misappropriation or embezzlement in the course of performance of the Optionee's duties, or any other act which is to the detriment of the Company, as determined in the discretion of the Committee, or (vi) any illegal act detrimental to the Company.

                  "Change in Control" shall be deemed to have occurred with respect to Company if any "Person," as hereinafter defined, has acquired control of the Company. A "Person" has control if:

                  (i) the Person, directly or indirectly, or acting through one
(1) or more other Persons, owns, controls or has power to vote twenty-five percent (25%) or more of the voting common stock of Company;

                  (ii) the Company consummates a merger, consolidation, sale of substantially all its assets, or substantially similar reorganization transaction with such Person, excluding, however, any merger, consolidation, sale of substantially all its assets, or substantially similar reorganization transaction in which immediately after such transaction, the shareholders of the Company, in their capacities as such and as a result thereof, shall own at least fifty percent (50%) in voting power of the then outstanding securities of the Company or of any surviving corporation or business entity pursuant to any such transaction;

                  (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority of such Board, unless the election, or the nomination for election of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period; or

                  (iv) the Board of Directors of the Company, by vote of a majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for purposes of the Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Committee appointed by the Board under
Section 3.

                  "Common Stock" means the Company's Common Stock, par value $0.01, either currently existing or authorized hereafter.

                  "Company" means Southern Connecticut Bancorp, Inc.

                  "Company Group" means Southern Connecticut Bancorp, Inc. and any subsidiary of Southern Connecticut Bancorp, Inc. which is a "subsidiary corporation" within the meaning of Section 424(f) of the Internal Revenue Code.

                  "Disability," unless otherwise provided by the Committee in the Optionee's Award Agreement with respect to Non-Qualified Stock Options, shall have the meaning set forth in Section 22(e)(3) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" per Share as of a particular date means
(i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee,




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or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as may be determined by the Committee in its discretion or as may be determined in accordance with such methodologies, procedures or other rules (which may provide, without limitation, that determinations of Fair Market Value shall be made by an independent third party) as may be established by the Committee in its discretion; provided that, where the Shares are so listed or traded, the Committee may make discretionary determinations, or implement such methodologies, procedures or other rules, where the Shares have not been traded for 10 trading days.

                  "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

                  "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

                  "Optionee" means an employee or director of a member of the Company Group to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

                  "Option Price" means the exercise price per Share.

                  "Person" means any individual, corporation, partnership, company or other entity, and shall include a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

                  "Plan" means this Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan, as set forth herein and as the same may from time to time be amended.

                  "Retirement" means, unless otherwise provided by the Committee in the Optionee's Award Agreement, the termination (other than for Cause) of employment of an Optionee on or after the Optionee's attainment of age 65 or on or after the Optionee's attainment of age 55 with five consecutive years of service with the Company Group.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means shares of Common Stock of the Company.



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

                  "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

                  2. Effective Date and Termination of Plan.

                  The effective date of the Plan is May 15, 2002, subject to the approval by the shareholders of the Company. The Plan shall terminate on, and no Option shall be granted hereunder on or after, May 14, 2012; provided, however, that the Board may at any time prior to that date terminate the Plan.

                  3. Administration of Plan.

                  The Plan shall be administered by the Committee appointed by the Board. During any time that Shares are registered under the Securities Act, the Committee shall consist of two or more individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Options), qualify as "outside directors" for purposes of Section 162(m) of the Code. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder.

                  4. Eligibility and Grant of Options; Committee Authority.

                  Subject to the provisions of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements: (i) authorize the granting of Options to employees and directors of the Company Group; (ii) determine and designate from time to time those employees and directors of the Company Group to whom Options are to be granted and the number of Shares to be optioned to each employee or director; (iii) determine whether to grant Incentive Stock Options, or Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iv) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate. In determining the eligibility of an employee or director to receive an Option, as well as in determining the number of Shares to be optioned to any employee or




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director, the Committee may consider the position and responsibilities of the employee or director, the nature and value to the Company Group of the employee's or director's services and accomplishments, the employee's or director's present and potential contribution to the success of the Company Group and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Optionee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of the Plan and the Award Agreement. The Committee shall cause each Option to be designated as an Incentive Stock Option or a Non-Qualified Stock Option.

                  5. Number of Shares Subject to Options.

                  Options with respect to an aggregate of no more than 250,000 Shares may be granted under the Plan. Notwithstanding the foregoing provision of this Section 5, Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option may be the subject of the grant of further Options. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

                  The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

                  6. Option Price.

                  The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Option shall not be less than 100% (or 110%, in the case of an individual described in Section 422(b)(6) of the Code relating to certain 10% owners) of the Fair Market Value of a Share on the day the Option is granted.



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

                  7. Period of Option and Vesting.

                  (a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder (including the forfeiture provisions of Section 9(b)) or under the Award Agreement.

                  (b) Each Option, to the extent that there has been no termination of the Optionee's employment or service as a director and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable, unless otherwise set forth in the applicable Award Agreement, as follows:



         For the Period Ending                     Percent of the
                                                   Grant Exercisable

         First Anniversary of
         the date of Grant                                 25%

         Second Anniversary of
         the date of Grant                                 50%

         Third Anniversary of
         the date of Grant                                 75%

         Fourth Anniversary of
         the date of Grant                                 100%



Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee's employment or service as a director with the Company Group has terminated before the time at which such Option would otherwise have become exercisable, and any Option that would otherwise become exercisable after such termination shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 7(b), Options exercisable pursuant to the schedule specified by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

                  8. Exercisability Upon and After Termination of Optionee.

                  (a) Unless otherwise provided in the Award Agreement, if the Optionee's employment or service as a director with the Company Group is terminated other than by termination by the Optionee or termination by the Company Group for Cause and other than by reason of death, Disability, or, in the case of Non-Qualified Stock Options, Retirement, no exercise of an Option may occur after the expiration of the 3-month period following the termination, or if earlier, the expiration of the term of the Option as provided under
Section 7. Unless otherwise provided in the Award Agreement, if the Optionee's employment or service as a director with the Company Group is terminated by reason of death, Disability, or, in the case of Non-Qualified Stock Options, Retirement, no exercise of an Option may occur after the expiration of the 1-year period following the termination, or if earlier, the expiration of the term of the Option as provided under Section 7.

                  (b) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if (i) the Optionee's employment or service as a director is terminated by the Company Group for Cause or (ii) the Optionee voluntarily terminates employment or service as a director with the Company Group (other than on account of death, Retirement or Disability) the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

                  (c) Except as may otherwise be expressly set forth in this
Section 8, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 8 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon cessation of employment or service as a director.

                  9. Exercise of Options.

                  (a) Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

                  (b) In the event that the state or federal bank regulatory agency that has primary authority over the Company or any bank subsidiary of the Company determines that the regulated entity's capital has fallen below its minimum requirements, such agency may direct the Company to notify Optionees that any Options that are not exercised by the date specified in any such notice will expire on such date. If any such notice is given, any Option not exercised by such date shall terminate on such date.

                  (c) Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

                  (d) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of
Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

                  10. Payment.

                  (a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

                  (i) a certified or Company cashier's check;

                  (ii) the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

                  (iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

                  (iv) if approved by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

                  (v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

                  (b) The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

                  (c) Except in the case of Options exercised by certified or Company cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional Shares resulting from an Optionee's election that is accepted by the Company shall in the discretion of the Committee be paid in cash.

                  11. Tax Withholding.

                  The Committee may, in its discretion, require the Optionee to pay to the applicable member of the Company Group at the time of exercise of any Option the amount that the Committee deems necessary to satisfy such member's obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Upon exercise of the Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by any member of the Company Group to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate. Notwithstanding anything contained in the Plan to the contrary, the Optionee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Optionee, and the failure of the Optionee to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.



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

                  12. Exercise by Successors.

                  An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

                  13. Nontransferability of Option.

                  Each Option granted under the Plan shall by its terms be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his or her death.

                  14. Right of First Refusal; Right of Repurchase; Transfer Restrictions.

                  a. At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received in connection with Options shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at the Fair Market Value of the Shares (unless otherwise provided in the Award Agreement), or, otherwise at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter, subject to such other terms and conditions as the Committee may specify at the time of grant.

                  b. Any Shares issued pursuant to an Option shall be subject to such transfer restrictions as may be set forth in the Optionee's Award Agreement (including, without limitation, the requirement that any Shares acquired prior to the time such Shares are registered under the Securities Act, be assigned and subject to a voting trust with terms determined by the Committee).

                  15. Regulations and Approvals.

                  (a) The obligation of the Company to sell Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options.

                  (c) Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

                  (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

                  16. Administrative Rules; Interpretation.

                  The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may
(i) determine (A) the conditions under which an Optionee will be considered to have retired or become disabled and (B) whether any Optionee has done so; (ii) establish or assist in the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which the Company or a third party may make bona-fide loans on arm's-length terms to any or all Optionees to assist such Optionees with the satisfaction of any or all of the obligations that such Optionees may have hereunder or under which third-party sales may be made for such purpose (including, without limitation, a loan program under which the Company or a third party would advance the aggregate Option Price to the Optionee and be repaid with Option stock or the proceeds thereof and a sale program under which funds to pay for Option stock are delivered by a third party upon the third party's receipt from the Company of stock certificates); (iii) determine the extent, if any, to which Options or Shares shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (iv) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (v) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee may in the Award Agreement provide that the Optionee shall notify the Company of the failure to meet any holding period requirement under the Code applicable to Shares received upon the exercise of an Incentive Stock Option. Unless otherwise expressly provided hereunder, the Committee, with respect to any Option, may exercise its discretion hereunder at the time of the award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons.

                  17. Amendments.

                  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect an Optionee with respect to Options previously granted unless such amendments are in connection with compliance with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained. Without limiting the generality of the foregoing, the Committee may (subject to such considerations as may arise under Section 16 of the Exchange Act, or under other corporate, securities or tax laws) take any steps it deems appropriate, that are not inconsistent with the purposes and intent of the Plan, or to take into account the provisions of
Section 162(m) of the Code.

                  18. Changes in Capital Structure.

                  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Optionees rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 5 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares or other property subject to Options, (y) the Option Price, and

(z) the number and kind of shares available under Section 5. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to outstanding Options, the number of Shares (or units) available under Section 5 shall be increased or decreased, as the case may be, proportionately, as may be provided by the Committee in its discretion.

                  If a Change in Control shall occur, then the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options).

                  The judgment of the Committee with respect to any matter referred to in this Section 18 shall be conclusive and binding upon each Optionee without the need for any amendment to the Plan.

                  19. Notices.

                  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 19.

                  20. Rights as Shareholder.

                  Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of death shall have any rights of a shareholder with respect to the Shares subject to an Option, except to the extent that a certificate for such Shares shall have been issued upon the exercise of the Option as provided for herein.

                  21. Rights to Employment.

                  Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company Group or to continue as a director of a member of the Company Group or interfere in any way with the right of the Company Group or their shareholders to terminate the individual's employment or service as a director at any time.

                  22. Exculpation and Indemnification.

                  The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

                  23. Captions.

                  The use of captions in this Plan is for convenience. The captions are not intended to and do not provide substantive rights.

                  24. Severability.

                  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

                  25. Governing Law.

                  The Plan shall be governed by the laws of the State of Connecticut, without reference to principles of conflict of laws.

                                 REVOCABLE PROXY
                       SOUTHERN CONNECTICUT BANCORP, INC.

|X|   PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 2002

      The undersigned hereby appoints Alphonse F. Spadaro. Jr. and Janette J. Parker as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock, par value $0.01 (the "Common Stock"), of Southern Connecticut Bancorp, Inc. ("Bancorp") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders ("2002 Annual Meeting") of Bancorp to be held at The Quinnipiack Club, 221 Church Street, New Haven, Connecticut 06510, at 10:00 A.M., on May 14, 2001, or any adjournment thereof as follows:


The undersigned acknowledges receipt of the Notice of the 2002 Annual Meeting and Proxy Statement.

Please be sure to sign and date       --------
this Proxy in the box below.            Date
----------------------------------------------


----------------------------------------------
Shareholder sign above          Co-holder (if
any) sign above


                                     For     Withhold
1.  Election of directors.           |_|     |_|
Proposal to elect Carl R.
Borrelli, Juan Jose Alvarez de
Lugo, and Alphonse F. Spadaro,
Jr., as Directors of Bancorp.


Votes(s) Withheld:___________________________

---------------------------------------------------------------------

                                    For       Against      Abstain
2.  Proposal to ratify the          |_|       |_|          |_|
appointment of McGladrey &
Pullen, LLP as independent
accountants for the year ending
December 31, 2002.

---------------------------------------------------------------------

                                    For       Against      Abstain
3.  Proposal to amend Bancorp's     |_|       |_|          |_|
Certificate of Incorporation to
increase its Capital Stock and
the number of authorized shares
of Bancorp Common Stock.

---------------------------------------------------------------------

                                    For       Against      Abstain
4.  Proposal to approve the 2002    |_|       |_|          |_|
Stock Option Plan for directors
and employees of Bancorp and The
Bank of Southern Connecticut.

---------------------------------------------------------------------

                                    For       Against      Abstain
5.  Proposal to amend Bancorp's     |_|       |_|          |_|
Certificate of Incorporation to
adopt a restriction on ownership
of Bancorp Common Stock.


In their discretion the proxies are authorized to vote upon such other business as may properly come before the 2002 Annual Meeting, or any adjournment thereof.

                                             -----------
To help our preparations for the meeting,
please check here if you plan to attend.
                                             -----------

     ---------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided
                       SOUTHERN CONNECTICUT BANCORP, INC.

                               PLEASE ACT PROMPTLY
                  MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 and 5. WITH RESPECT TO THE ELECTION OF DIRECTORS, THE VOTES ENTITLED TO BE CAST BY THE SHAREHOLDER WILL BE DIVIDED AMONG THE NOMINEES FOR WHOM THE PROXIES ARE AUTHORIZED TO VOTE IN SUCH MANNER AS MAY BE DETERMINED BY THE PROXIES. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.